Exhibit 24.1

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE  PRESENTS  that the  undersigned  hereby constitutes and appoints Brian R. Best, Douglas D. Reed and Bruce Levin, and each of them, any of whom may act without joinder of the others, its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to sign and file one or more of Schedules 13G and Forms 3, 4, and 5, and amendments thereto, reporting on the undersigned's beneficial ownership of securities of Venture Lending & Leasing IV, Inc. ("Fund IV"), pursuant to
Section 13(a) and 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G or Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Fund IV, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



Dated:  December 10, 2004                   THE BOARD OF TRUSTEES OF THE LELAND
                                            STANFORD JUNIOR UNIVERSITY

                                            By:      /s/ Georganne F. Perkins
                                                 -------------------------------

                                            Name: Georganne F. Perkins

                                            Its: Director, Private Equity
                                                 Stanford Management Company


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